UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Effective November 13, 2007, Key Technology, Inc. (the "Company"), entered into a Second Amended and Restated Rights Agreement (the "Amended Rights Agreement") with American Stock Transfer and Trust Company ("AmStock"), the Company's Rights Agent.  The Amended Rights Agreement amended and restated that certain Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C. (predecessor to AmStock), dated as of June 20, 1998, as amended and restated on April 1, 2001 (the "Original Rights Agreement").  The principal purpose of the Amended Rights Agreement was to extend the final expiration date of the rights granted under the Original Rights Agreement from November 14, 2007 to November 14, 2017.  The Amended Rights Agreement also extended the time during which the Board of Directors of the Company may redeem the rights following a Stock Acquisition Date (as defined in the Amended Rights Agreement) from ten days to twenty days, and made certain other immaterial amendments.

The foregoing description of the Amended Rights Agreement is qualified in its entirety by reference to the Amended Rights Agreement filed herewith as Exhibit 10.1.

Item 3.03                      Material Modification of Rights of Security Holders.

The information provided in response to Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.             Description

10.1	Second Amended and Restated Rights Agreement, dated November 13, 2007, between Key Technology, Inc. and American Stock Transfer and Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ David M. Camp
David M. Camp
President and Chief Executive Officer

Dated: November 19, 2007

EXHIBIT INDEX

Exhibit No.                               Description

10.1	Second Amended and Restated Rights Agreement, dated November 13, 2007, between Key Technology, Inc. and American Stock Transfer and Trust Company